Exhibit 99.3 Delivering a Smoke-Free Future 2019 Third-Quarter Results October 17, 2019

Introduction • A glossary of key terms and definitions, including the definition for reduced-risk products, or "RRPs," as well as adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures, are at the end of today’s webcast slides, which are posted on our website • Unless otherwise stated, all references to IQOS are to our IQOS heat-not-burn products • Comparisons are presented on a "like-for-like" basis reflecting pro forma 2018 results, which have been adjusted for the deconsolidation of our Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 2

Forward-Looking and Cautionary Statements • This presentation and related discussion contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2019. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations 3

Q3, 2019: Strong Underlying Business Performance Q3, 2019 Growth vs. PY • Includes better-than-anticipated timing (ex-currency, like-for-like basis) of pricing and costs vs. previously (July 18th) communicated assumptions Disclosure Actual • Reported results impacted by a $315 million after-tax charge in Russia: Net Revenues <6% 7.0% ⎼ Final assessment by the Moscow tax authorities related to excise taxes and VAT for the 2015-2017 period Adjusted Essentially 5.9% Diluted EPS flat Source: PMI Financials or estimates 4

Q3, 2019: Total PMI Volume (Like-for-Like Change vs. PY) IMS Volume Decline Notably Due To: Shipments IMS(a) Pakistan Pakistan • Timing of excise tax increase announcements vs. last year (0.8)pp • Impact of price increases Turkey 2/3 (0.8)pp ̴ (1.4)% Turkey Indonesia (0.7)pp • Impact of two price increases in 2019, which disproportionately impacted our share (given timing of our price increases vs. competition) Other Indonesia (3.6)% • Lower share primarily due to widened price gaps (a) Excluding China and the U.S. Source: PMI Financials or estimates 5

Q3, 2019: PMI HTU Shipment Growth Continues 16 billion units HTU IMS Volume: +28.3% vs. PY Source: PMI Financials or estimates 6

Q3, 2019: Adjusted Financial Results Growth vs. PY • Currency-neutral like-for-like net revenue growth driven by: (ex-currency, like-for-like basis) ⎼ Higher HTU shipment volume ⎼ Favorable pricing for combustible tobacco portfolio ⎼ Partly offset by lower cigarette shipment volume 7.0% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 7

Q3, 2019: Strong Combustible Tobacco Pricing Variance of 5.9%(a) Driven notably by Germany, Indonesia, Mexico, the Philippines, Russia and Turkey (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues, on a like-for-like basis Source: PMI Financials or estimates 8

Q3, 2019: Adjusted Financial Results Growth vs. PY • Currency-neutral like-for-like net revenue growth driven by: (ex-currency, like-for-like basis) ⎼ Higher HTU shipment volume ⎼ Favorable pricing for combustible tobacco portfolio ⎼ Partly offset by lower cigarette shipment volume • 40bps currency-neutral like-for-like adjusted OI margin increase, despite net incremental investment behind RRPs of approximately $170 million: ⎼ Driven primarily by favorable geographic mix related to HTUs ⎼ Also benefited from the timing of costs, as certain expenditures initially planned for Q3 were not incurred by quarter-end 7.0% 8.0% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 9

Q3, 2019: Adjusted Financial Results Growth vs. PY • Currency-neutral like-for-like net revenue growth driven by: (ex-currency, like-for-like basis) ⎼ Higher HTU shipment volume ⎼ Favorable pricing for combustible tobacco portfolio ⎼ Partly offset by lower cigarette shipment volume • 40bps currency-neutral like-for-like adjusted OI margin increase, despite net incremental investment behind RRPs of approximately $170 million: ⎼ Driven primarily by favorable geographic mix related to HTUs ⎼ Also benefited from the timing of costs, as certain expenditures initially planned for Q3 were not incurred by quarter-end % % % • Lower like-for-like currency-neutral growth in adjusted 7.0 8.0 5.9 diluted EPS vs. adjusted OI, notably reflected high relative Net Adjusted Adjusted growth contribution from markets with sizable non- Revenues OI Diluted EPS controlling interests (e.g., the Philippines with 50%) Source: PMI Financials or estimates 10

Q3, 2019: Essentially Flat Total SoM; Strong HTU Growth 28.9% Total PMI 28.8% 1.7% HTUs 2.3% +0.6pp 27.1% Cigarettes 26.5% (0.6)pp 20% Q3, 2018 Q3, 2019 Note: Excluding China and the U.S. Current view (reflecting the deconsolidation, PMI’s total market share has been restated for previous periods). Sales volume of PMI cigarettes and HTUs as a percentage of the total industry sales volume for cigarettes and HTUs. Sum of product categories does not foot due to rounding Source: PMI Financials or estimates 11

Q3, 2019: Strong Marlboro Cigarette Share Performance 27.7% Total PMI 27.3% Other 10.0 Marlboro 10.2 +0.2pp Q3, 2018 Q3, 2019 Note: Excluding China and the U.S. Current view (reflecting the deconsolidation, PMI’s total market share has been restated for previous periods). Sales volume of PMI cigarettes as a percentage of the total industry sales volume for cigarettes Source: PMI Financials or estimates 12

Indonesia: PMI Cigarette Market Share (%) 33.0 31.7 • Share decline primarily reflects the impact of widened price gaps Other between Sampoerna A (notably A Mild) and competitive brands, particularly at the bottom of the market 12.8 Sampoerna A 11.0 • We increased prices in late-2018 in anticipation of a 2019 excise tax 9.4 Dji Sam Soe 10.9 increase that ultimately did not materialize: ⎼ Competitors largely maintained their prices, 5.9 Marlboro 5.8 leading to the widened price gaps this year Q3, 2018 Q3, 2019 Source: PMI Financials or estimates 13

Q3, 2019: Surpassed 12 Million IQOS Users (in millions) (a) Total IQOS users 12.4 Estimated users who are in various stages of conversion to IQOS(a) 11.3 Estimated users who have 10.4 stopped smoking and switched to IQOS(a) 9.6 8.8 8.3 7.6 67% 67% 67% 69% 70% 70% 71% 3.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2018 2019 (a) See Glossary for definition Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 14

IQOS Available for Sale in 51 Markets Worldwide Available for sale (a) (a) IQOS 2.4 Plus internationally, IQOS 2.4 in the U.S. Note: Status at October 17, 2019. Reflects markets where IQOS is available in key cities or nationwide. The number of markets includes Duty Free 15

IQOS Now Available in the U.S. Only heat-not-burn product authorized through FDA’s PMTA pathway as "appropriate for the protection of public health" 16

Global IQOS 3 DUO Launch Initiated # Uses Before Recharging Holder 2 1 1 Average Holder Recharge Time 1min 50secs(a) 3mins 30secs 4mins 10secs after 1 use (a) Charging time from 0 to 1 use: 1min 50secs; from 1 to 2 uses: 3mins 25secs; from 0 to 2 uses: 5mins 15secs 17

Q3, 2019: PMI HTUs – Fourth-Largest Tobacco Brand in IQOS Markets Share in IQOS Markets 10.8% 5.1% 4.0% #4 Marlboro Winston Rothmans PMI HTUs L&M Note: Excluding the U.S. Reflects sales volume as a percentage of the total industry sales volume for cigarettes and HTUs Source: PMI Financials or estimates 18

EU Region: HEETS Share Growth Continues 2.5% Sequential Performance (vs. Q2, 2019) +1.3pp SoM: +0.1pp 1.2% IMS Volume: +9.3% Q3, 2018 Q3, 2019 Note: HTU market shares for select EU Region markets provided in the appendix Source: PMI Financials or estimates 19

Russia: Strong HEETS Share Growth Continues 4.0% Sequential Performance (vs. Q2, 2019) +2.9pp SoM: +1.1pp IMS Volume: +41.0% 1.1% Q3, 2018 Q3, 2019 Note: Includes Parliament HeatSticks in Q3, 2018 Source: PMI Financials or estimates 20

Japan: H2, 2018 Initiatives Driving Step-up in PMI HTU Share Performance 17.0% 15.5% +1.5pp Sequential Performance (vs. Q2, 2019) SoM: +0.4pp Adjusted SoM: Stable(a) Q3, 2018 Q3, 2019 (a) Excluding the impact of estimated trade inventory movements Source: PMI Financials or estimates 21

Japan: PMI HTU Offtake Share Growth 2019 Weekly Offtake SoM 18.3% 17.8% 17.5% 17.4% Jun 30 Jul 28 Sept 1 Sept 29 Week Ending Note: Offtake shares represent select C-Store sales volume for PMI HTUs as a percentage of the total retail sales volume for cigarettes and HTUs in these C-Stores Source: PMI Financials or estimates 22

Korea: A Highly Competitive Environment HEETS IMS SoM 2019 HEETS Weekly Offtake SoS Adjusted(a): 7.3% (1.0)pp 6.3% 7.4% 65.7% 64.7% (1.2)pp 63.5% 6.2% Q3, 2018 Q3, 2019 March 31 June 30 September 29 Week Ending (a) Excluding the impact of estimated trade inventory movements Source: PMI Financials or estimates 23

2019: Revising EPS Guidance for Russia Tax Audit Charge • Revising our 2019 reported diluted EPS guidance, at prevailing exchange rates, to be at least $4.73, compared to $5.08 in 2018 • 21-cent decrease (vs. July 18th guidance) predominantly due to the $315 million after- tax charge in Russia • Guidance continues to include an unfavorable currency impact, at prevailing exchange rates, of approximately $0.14 per share Source: PMI Financials or estimates 24

2019: EPS Guidance Full-Year ($/share) 2019 Adjusted Forecast 2018 Growth Reported Diluted EPS ≥ $4.73 (a) $5.08 - Tax items (0.04) 0.02 - Asset impairment and exit costs 0.04 ̶ - Canadian tobacco litigation-related expense 0.09 ̶ - Loss on deconsolidation of RBH 0.12 ̶ - Russia excise and VAT audit charge 0.20 ̶ Adjusted Diluted EPS $5.14 $5.10 - Net earnings attributable to RBH (0.26) (b) Adjusted Diluted EPS $5.14 $4.84 (c) - Currency (0.14) Adjusted Diluted EPS, excluding currency ≥ $5.28 $4.84 (c) ≥ 9% (a) Reflects the exclusion of previously anticipated net EPS of approximately $0.28 attributable to RBH from March 22, 2019 through December 31, 2019. The impact relating to the eight-day stub period was not material (b) Net reported diluted EPS attributable to RBH from March 22, 2018 through December 31, 2018 (c) Pro forma Source: PMI Financials or estimates 25

2019: Select Guidance Assumptions Industry ̴ (2.5)% Total Volume excluding China and the U.S. PMI Total % %(a) Reflects impact of recent cigarette (1.0) -(1.5) price increases in select markets (notably the Philippines and Turkey) Shipments vs. ̴ (1.0)% previously PMI HTU Broadly in line with Inventory movements this year in individual markets essentially Shipments our HTU IMS volume offsetting on an aggregate basis (a) Like-for-like basis Source: PMI Financials or estimates 26

2019: Select Guidance Assumptions (cont.) Net Net Incremental Revenue Growth Investments in RRPs % ≥6 ̴ $400 million ex-currency, like-for-like basis ex-currency Combustible Tobacco Adjusted OI Pricing Variance(a) Margin Expansion ̴ 6% ̴ 150bps like-for-like basis ex-currency, like-for-like basis (vs. >5% previously) (vs. ≥100bps previously) (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues Source: PMI Financials or estimates 27

2019: Cash Flow • Anticipate operating cash flow of approximately $9.2 billion, subject to year-end working capital requirements (vs. approximately $9.5 billion, previously): ⎼ Change reflects the impact of the after-tax charge in Russia • Expect capital expenditures of approximately $1 billion (vs. approximately $1.1 billion, previously) • Dividends remain the primary use of our operating cash flow after capital expenditures • In September, we increased our quarterly dividend rate by 2.6% to $1.17 per share Note: Operating cash flows is net cash provided by operating activities Source: PMI Financials or estimates 28

Q4, 2019: Outlook Net Revenues and Adjusted Operating Income • We expect like-for-like currency-neutral growth to be in line with YTD September, 2019 results Adjusted Diluted EPS • Like-for-like currency-neutral growth will be lower than our YTD September, 2019 performance due to the following factors: ⎼ An unfavorable income tax rate comparison of roughly four percentage points vs. Q4, 2018, during which our three-month tax rate benefited from the full-year impact of further clarifications related to the U.S. Tax Cuts and Jobs Act ⎼ A continued high relative adjusted OI growth contribution from markets with sizable non-controlling interests Source: PMI Financials or estimates 29

Strong Underlying Q3 Performance • Fundamentals supporting our strong combustible tobacco portfolio are intact • Favorable momentum for IQOS continues across geographies: ⎼ Confidence in HTU shipment volume target of 90 to 100 billion units by 2021 • On a currency-neutral like-for-like basis, maintaining: ⎼ 2019 growth assumption for net revenues of ≥6% ⎼ Anticipated 2019 growth rate for adjusted diluted EPS of ≥9% Source: PMI Financials or estimates 30

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Delivering a Smoke-Free Future 2019 Third-Quarter Results October 17, 2019

Appendix, Glossary of Key Terms and Definitions, and Reconciliation of Non-GAAP Measures 33

EU Region: HEETS Share Growth Across Markets Growth Growth Growth Q3, 2019 vs. PY Q3, 2019 vs. PY Q3, 2019 vs. PY Bulgaria 3.7% +0.6pp Hungary 2.2% +2.2pp Portugal 6.2% +3.4pp Croatia 3.1 +2.2 Italy 4.6 +2.6 Romania 2.1 +0.5 Czech Slovak 5.8 +3.3 Latvia 5.9 +5.2 7.0 +3.6 Republic Republic Germany 1.1 +0.6 Lithuania 14.9 +9.3 Slovenia 3.0 +1.5 Greece 7.8 +3.1 Poland 2.4 +1.5 Switz. 2.5 +0.9 Note: Select markets where HEETS share is ≥ 1%. Switz. is Switzerland Source: PMI Financials or estimates 34

Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course • Trademarks are italicized • Comparisons are made to the same prior-year period unless otherwise stated • Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reflect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume 35

Glossary: General Terms (cont.) • "EU" is defined as the European Union Region • "EE" is defined as the Eastern Europe Region • "ME&A" is defined as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is defined as the South & Southeast Asia Region • "EA&A" is defined as the East Asia & Australia Region • "LA&C" is defined as the Latin America & Canada Region • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop, which accounted for approximately 40% of RBH's total shipment volume in 2018 • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "SoM" stands for share of market • "SoS" stands for share of segment 36

Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods. • "Adjusted Operating Income (OI) Margin" is calculated as adjusted OI, divided by net revenues • Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. For example, PMI’s adjusted diluted EPS and other impacted results reflect the loss on deconsolidation of RBH and the Canadian tobacco litigation-related expense, recorded in the first quarter of 2019, and the Russia excise & VAT charge, recorded in the third quarter of 2019. PMI believes that the adjusted measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI's third-quarter 2019 earnings release 37

Glossary: Reduced-Risk Products • "Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI RRPs are smoke-free products that produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which for PMI include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks • The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs • National market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs 38

Glossary: Reduced-Risk Products (cont.) • "Total IQOS users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for at least 5% of their daily tobacco consumption over the past seven days • "Converted IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for over 95% of their daily tobacco consumption over the past seven days • "Predominant IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs units for between 70% and 95% of their daily tobacco consumption over the past seven days • "Situational IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for between 5% and less than 70% of their daily tobacco consumption over the past seven days • "Abandoned IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for less than 5% of their daily tobacco consumption over the past seven days • New PMI methodology as of 2018 for estimating the number of people who have stopped smoking and made the change to IQOS: for markets where IQOS is the only heated tobacco product, daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days. For markets where IQOS is one among other heated tobacco products, daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% are PMI HTUs • "FDA" stands for the U.S. Food & Drug Administration • "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs • "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act • "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act 39

Glossary: IQOS in the United States • On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of IQOS, PMI's electrically heated tobacco system, is appropriate for the protection of public health and authorized it for sale in the United States. The FDA’s decision follows its comprehensive assessment of PMI’s premarket tobacco product applications (PMTAs) submitted to the Agency in 2017. In the third quarter of 2019, PMI brought the IQOS device and three variants of its heated tobacco units (the term PMI uses to refer to heated tobacco consumables) to the U.S. through its license with Altria Group, Inc., whose subsidiary, Philip Morris USA, will market the product and comply with the provisions set forth in the FDA's marketing order • Shipment volume of heated tobacco units to the United States is included in the heated tobacco unit shipment volume of the Latin America & Canada segment. Revenues from shipments of the IQOS heated tobacco device, heated tobacco units and accessories to Altria Group, Inc. for sale under license in the United States are included in Net Revenues of the Latin America & Canada segment 40

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Quarters Ended September 30, 2019 2018 % Change Reported Diluted EPS $ 1.22 $ 1.44 (15.3)% Currency - Reported Diluted EPS, excluding Currency $ 1.22 $ 1.44 (15.3)% Quarters Ended September 30, Year Ended 2019 2018 % Change 2018 Reported Diluted EPS $ 1.22 $ 1.44 (15.3)% $ 5.08 Asset impairment and exit costs 0.01 - - Russia excise and VAT audit charge 0.20 - - Tax items - - 0.02 Adjusted Diluted EPS $ 1.43 $ 1.44 (0.7)% $ 5.10 Currency - Adjusted Diluted EPS, excluding Currency $ 1.43 $ 1.44 (0.7)% 41

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency (Unaudited) Quarters Ended September 30, 2019 2018 % Change Adjusted Diluted EPS (a) $ 1.43 $ 1.44 (0.7)% Net earnings attributable to RBH (0.09) Adjusted Diluted EPS $ 1.43 $ 1.35 (b) 5.9% Currency - Adjusted Diluted EPS, excluding Currency $ 1.43 $ 1.35 (b) 5.9% (a) For the calculation, see previous slide (b) Pro forma 42

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended September 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2019			**Reduced-Risk Products**	**2018**		**% Change**	
$ 467	$ (17)	$ 484	$ -	$ 484	European Union	$ 242	92.5%	99.6%	99.6%
235	(3)	238	-	238	Eastern Europe	73	+100%	+100%	+100%
63	1	62	-	62	Middle East & Africa	124	(49.2)%	(49.9)%	(49.9)%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
572	7	566	-	566	East Asia & Australia	377	51.6%	49.9%	49.9%
7	-	8	-	8	Latin America & Canada[a]	5	44.2%	50.5%	50.5%
$ 1,344	**$ (13)**	**$ 1,358**	**$ -**	**$ 1,358**	**Total RRPs**	**$ 823**	**63.4%**	**65.1%**	**65.1%**
		2019			**PMI**	**2018**		**% Change**	
$ 2,645	$ (98)	$ 2,743	$ -	$ 2,743	European Union	$ 2,467	7.2%	11.2%	11.2%
899	(7)	906	-	906	Eastern Europe	778	15.6%	16.5%	16.5%
1,127	(16)	1,143	-	1,143	Middle East & Africa	1,143	(1.4)%	-	-
1,246	15	1,231	-	1,231	South & Southeast Asia	1,197	4.1%	2.8%	2.8%
1,252	(1)	1,253	-	1,253	East Asia & Australia	1,166	7.4%	7.5%	7.5%
473	(8)	481	-	481	Latin America & Canada	753	(37.2)%	(36.1)%	(36.1)%
$ 7,642	**$ (115)**	**$ 7,757**	**$ -**	**$ 7,757**	**Total PMI**	**$ 7,504**	**1.8%**	**3.4%**	**3.4%**

(a) Net Revenues include revenues from shipments of the *IQOS* heated tobacco device, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

43

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Quarters Ended September 30, 2019 2018 % Change Net Revenues $ 7,642 $ 7,504 1.8% Net Revenues attributable to RBH (253) Net Revenues $ 7,642 $ 7,251 (a) 5.4% Currency (116) Net Revenues, excluding Currency $ 7,758 $ 7,251 (a) 7.0% (a) Pro forma 44

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions ($ in millions) / (Unaudited) Adjusted Adjusted Operating Excluding Asset Adjusted Operating Income Asset Adjusted Operating Acqui- Operating Excluding Currency Impairment Operating Currency Income excluding Impairment Operating Total Income sitions Income Currency & Acqui- & Exit Costs Income excluding Currency & Exit Costs Income sitions Currency & Acqui- sitions Quarters Ended 2019 2018 % Change September 30, $ 1,255 $ - $ 1,255 $ (66) $ 1,321 $ - $ 1,321 European Union $ 1,179 $ - $ 1,179 6.4% 12.0% 12.0% (101) (374) (a) 273 25 248 - 248 Eastern Europe 270 - 270 1.1% (8.1)% (8.1)% 519 - 519 4 515 - 515 Middle East & Africa 491 - 491 5.7% 4.9% 4.9% 539 - 539 19 520 - 520 South & Southeast Asia 455 - 455 18.5% 14.3% 14.3% 451 - 451 12 439 - 439 East Asia & Australia 426 - 426 5.9% 3.1% 3.1% 125 (22) (b) 147 (6) 153 - 153 Latin America & Canada 335 - 335 (56.1)% (54.3)% (54.3)% $ 2,788 $ (396) $ 3,184 $ (12) $ 3,196 $ - $ 3,196 Total PMI $ 3,156 $ - $ 3,156 0.9% 1.3% 1.3% (a) Represents the Russia excise and VAT audit charge (b) Represents asset impairment and exit costs 45

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Quarters Ended September 30, 2019 2018 % Change Operating Income $ 2,788 $ 3,156 (11.7)% Asset impairment and exit costs (22) - Russia excise and VAT audit charge (374) - Adjusted Operating Income $ 3,184 $ 3,156 0.9% Operating Income attributable to RBH (197) Adjusted Operating Income $ 3,184 $ 2,959 (a) 7.6% Currency (12) Adjusted Operating Income, excluding Currency $ 3,196 $ 2,959 (a) 8.0% (a) Pro forma 46

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

2019 Adjusted Operating Income (a)	2019 Net Revenues	2019 Adjusted Operating Income Margin	2019 Adjusted Operating Income excluding Currency (a)	2019 Net Revenues excluding Currency (b)	2019 Adjusted Operating Income Margin excluding Currency	2019 Adjusted Operating Income excluding Currency & Acquisitions (a)	2019 Net Revenues excluding Currency & Acquisitions (b)	2019 Adjusted Operating Income Margin excluding Currency & Acquisitions	Quarters Ended September 30,	2018 Adjusted Operating Income (a)	2018 Net Revenues	2018 Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin excluding Currency	% Points Change Adjusted Operating Income Margin excluding Currency & Acquisitions
$ 1,255	$ 2,645	47.4%	$ 1,321	$ 2,743	48.2%	$ 1,321	$ 2,743	48.2%	European Union	$ 1,179	$ 2,467	47.8%	(0.4)	0.4	0.4
273	899	30.4%	248	906	27.4%	248	906	27.4%	Eastern Europe	270	778	34.7%	(4.3)	(7.3)	(7.3)
519	1,127	46.1%	515	1,143	45.1%	515	1,143	45.1%	Middle East & Africa	491	1,143	43.0%	3.1	2.1	2.1
539	1,246	43.3%	520	1,231	42.2%	520	1,231	42.2%	South & Southeast Asia	455	1,197	38.0%	5.3	4.2	4.2
451	1,252	36.0%	439	1,253	35.0%	439	1,253	35.0%	East Asia & Australia	426	1,166	36.5%	(0.5)	(1.5)	(1.5)
147	473	31.1%	153	481	31.8%	153	481	31.8%	Latin America & Canada	335	753	44.5%	(13.4)	(12.7)	(12.7)
$ 3,184	**$ 7,642**	**41.7%**	**$ 3,196**	**$ 7,757**	**41.2%**	**$ 3,196**	**$ 7,757**	**41.2%**	**Total PMI**	**$ 3,156**	**$ 7,504**	**42.1%**	**(0.4)**	**(0.9)**	**(0.9)**

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to slide 45
(b) For the calculation of Net Revenues excluding currency and acquisitions refer to slide 43

47

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Quarters Ended September 30, 2019 2018 % Change Adjusted Operating Income(a) $ 3,184 $ 3,156 0.9% Net Revenues $ 7,642 $ 7,504 1.8% Adjusted OI Margin 41.7% 42.1% (0.4) Adjusted OI Margin attributable to RBH (1.3) Adjusted OI Margin 41.7% 40.8% (b) 0.9 Currency 0.5 Adjusted OI Margin, excluding Currency 41.2% 40.8% (b) 0.4 (a) For the calculation of Adjusted Operating Income refer to slide 45 (b) Pro forma 48

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended Mar 31, 2018	Quarter Ended Jun 30, 2018	Six Months Ended Jun 30, 2018	Quarter Ended Sept 30, 2018	Nine Months Ended Sept 30, 2018	Quarter Ended Dec 31, 2018	Year Ended Dec 31, 2018	Quarter Ended Mar 31, 2019
Reported Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.23	$ 5.08	$ 0.87
Asset impairment and exit costs	-	-	-	-	-	-	-	0.01
Canadian tobacco litigation-related expense	-	-	-	-	-	-	-	0.09
Loss on deconsolidation of RBH	-	-	-	-	-	-	-	0.12
Tax items	-	-	-	-	-	0.02	0.02	-
Adjusted Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.25	$ 5.10	$ 1.09 (c)
Net earnings attributable to RBH	- (a)	(0.08)	(0.08) (a)	(0.09)	(0.18) (a)	(0.08)	(0.26) (a)	- (b)
Pro Forma Adjusted Diluted EPS	$ 1.00	$ 1.33	$ 2.33	$ 1.35	$ 3.67	$ 1.17	$ 4.84	

(a) Represents the impact of net earnings attributable to RBH from March 22, 2018 through end of period date
(b) Represents the impact of net earnings attributable to RBH from March 22, 2019 through end of period date
(c) Includes approximately $0.06 per share of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

49

Delivering a Smoke-Free Future 2019 Third-Quarter Results October 17, 2019